Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Byrna Technologies Inc. on Form S‐8 (Nos. 333-260106 and 333-268796) of our report dated February 14, 2024, on our audits of the financial statements as of November 30, 2023 and 2022 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about February 14, 2024.

/s/EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey

February 14, 2024